SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant


Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[ X ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                         ESPEY MFG. & ELECTRONICS CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                         ESPEY MFG. & ELECTRONICS CORP.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                DECEMBER 5, 1997



                                                                November 5, 1997

To the Shareholders of

ESPEY MFG. & ELECTRONICS CORP.:

      The Annual Meeting of Shareholders of Espey Mfg. & Electronics Corp., will be held at the Holiday Inn, South Broadway and Route 50, Saratoga Springs, New York, on December 5, 1997, at 9:30 a.m., Eastern Standard Time, for the following purposes:

         1. To elect two Class A directors to serve for a three year term or until their respective successors are elected and qualify;

         2. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent public auditors for the fiscal year ending June 30, 1998;

         3. To act upon a shareholder proposal, if presented at the Meeting, concerning the Shareholder Rights Plan;

         4. To act upon a shareholder proposal, if presented at the Meeting, concerning the qualifications of directors;

         5. To act upon a shareholder proposal, if presented at the Meeting, concerning the classification of the Board of Directors; and

         6. To transact such other business as may properly come before the Meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on October 24, 1997, as the record date for the purpose of determining shareholders entitled to notice of, and to vote at, said meeting or any adjournment thereof. The books for transfer of the Company's capital stock will not be closed.

      Even if you expect to attend the meeting in person, it is urged by the Company that you mark, sign, date and return the enclosed proxy. The proxy may be revoked at any time before it is voted and shareholders who execute proxies may nevertheless attend the meeting and vote their shares in person. Every properly signed proxy will be voted as specified unless previously revoked.

                                             By Order of the Board of Directors,


                                             /s/REITA WOJTOWECZ
                                             ------------------
                                             REITA WOJTOWECZ
                                             Secretary


      Please make your specifications and sign and date the enclosed proxy and mail it promptly in the accompanying addressed and postage-free envelope.

                         ESPEY MFG. & ELECTRONICS CORP.
                               233 Ballston Avenue
                        Saratoga Springs, New York 12866

                                 PROXY STATEMENT

         The enclosed proxy is solicited by the Board of Directors of Espey Mfg. & Electronics Corp. (the "Company") for use in voting at the Annual Meeting of the Shareholders of the Company to be held at the Holiday Inn, South Broadway and Route 50, Saratoga Springs, New York, on December 5, 1997, at 9:30 a.m., Eastern Standard Time, and at any postponement or adjournment thereof, for the purposes set forth in the attached Notice of Meeting. It is anticipated that this Proxy Statement and the form of proxy will be mailed on or about November 5, 1997.

Voting and Revocability of Proxies

         Every properly dated, executed and returned proxy will be voted at the Annual Meeting in accordance with the instructions of the shareholder. If no specific instructions are given, the shares represented by such proxy will be voted: (i) for the election of Class A directors nominated by the Board of Directors; (ii) for ratification of the appointment of KPMG Peat Marwick LLP as independent public auditors of the Company for the fiscal year ending June 30, 1998; (iii) against Shareholder Proposal No. 1 concerning the Shareholder Rights Plan; (iv) against Shareholder Proposal No. 2 concerning qualifications of directors; and (v) against Shareholder Proposal No. 3 concerning the classification of the Board of Directors. Any shareholder giving a proxy has the power to revoke it at any time prior to the voting thereof by voting in person at the Annual Meeting, by giving written notice to the Secretary prior to the Annual Meeting, or by signing and delivering a new proxy card bearing a later date.

         The Company has only one class of voting securities, its Common Stock, par value $.33-1/3 per share (the "Common Stock"). Each share of Common Stock outstanding on the record date will be entitled to one vote on all matters. In accordance with the Company's By-Laws and applicable state law, the election of directors will be determined by a plurality of the votes cast by the holders of shares of Common Stock present and entitled to vote thereon, in person or by proxy, at the Annual Meeting. Shares present which are properly withheld as to voting with respect to any one or more nominees, and shares present with respect to which a broker indicates that it does not have authority to vote ("broker non-vote") will not be counted. Cumulative voting in connection with the election of directors is not permitted. In accordance with the Company's By-Laws and applicable state law, the affirmative vote of shares representing a majority of the votes cast by the holders of shares present and entitled to vote is required to approve the other matters to be voted on at the Annual Meeting. Shares which are voted to abstain and broker non-votes are not counted as votes cast on any matter to which they relate.

         The By-Laws of the Company provide that the majority of the shares of the Common Stock of the Company issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum at the Annual Meeting. Shares which are voted to abstain are considered as present at the Annual Meeting for the purposes of determining a quorum. Broker non-votes are considered as not present at the Annual Meeting for the purposes of determining a quorum.

Record Date and Share Ownership

         Only holders of Common Stock of record on the books of the Company at the close of business on October 24, 1997, will be entitled to vote at the meeting. There were outstanding and entitled to vote on October 24, 1997, 1,111,220 shares of Common Stock, par value $.33-1/3 per share.

                              ELECTION OF DIRECTORS

         The Company's Certificate of Incorporation, as amended, provides that the Board of Directors shall consist of three classes of directors (Class A, Class B and Class C) with overlapping three-year terms. One class of directors is to be elected each year for a term extending to the third succeeding Annual Meeting after such election or until their respective successors are duly elected and qualify. The term of the two Class A directors expire at the current Annual Meeting.

         The votes will be cast pursuant to the enclosed proxy "For" the election of each of the Class A nominees named below unless specification is made withholding such authority. Each of the nominees is presently a director of the Company and was previously elected a director by the shareholders. Should any of said nominees for Class A directors become unavailable, which is not anticipated, the proxies named in the enclosed proxy will vote for the election of such other persons as the Board of Directors may recommend.

         The names and business experience for the past five years of the two persons who have been nominated by the Board of Directors to stand for election as Class A directors at the Annual Meeting and the remaining directors whose terms are continuing until the 1998 or 1999 Annual Meeting appear below.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE FOLLOWING NOMINEES FOR CLASS A DIRECTOR.

                              NOMINEES FOR CLASS A DIRECTORS -- TO SERVE AS DIRECTORS FOR
                                 A THREE YEAR TERM EXPIRING AT THE 2000 ANNUAL MEETING


                                    Offices and                                                           Period to
                                    Position Held             Principal Occupation                        Date Served
Name                       Age      with Company              or Employment                               as Director
----                       ---      ------------              -------------                               -----------
Howard Pinsley (1)         57       Executive Vice            Prior to his election as Executive             1992
                                    President                 Vice President on December 6,
                                                              1996, he was Vice President-Special
                                                              Power Supplies from April 3, 1992

Sol Pinsley (1)            84       Chairman of the           President and Chief Executive                  1950
                                    Board                     Officer of the Company for more
                                                              than the past five years; Treasurer
                                                              from August 4, 1988 to September
                                                              10, 1993.  Mr. Pinsley retired from
                                                              his position as the President and Chief
                                                              Executive Officer effective August 1,
                                                              1996.  He has remained as Chairman of
                                                              the Board.

                                CLASS B DIRECTORS - SERVING A THREE YEAR TERM EXPIRING
                                              AT THE 1998 ANNUAL MEETING

                                    Offices and                                                           Period to
                                    Position Held             Principal Occupation                        Date Served
Name                      Age       with Company              or Employment                               as Director
----                      ---       ------------              -------------                               -----------
Joseph Canterino           72       President and             Prior to his election as President             1992
                                    Chief Executive           and Chief Executive Officer
                                    Officer                   on August 1, 1996, Mr. Canterino
                                                              served as Vice President-Manufacturing
                                                              from April 3, 1992

William P. Greene          67             --                  Since August, 1997, Vice President of          1992
                                                              Operations for National Library of
                                                              Music, which is a corporation engaged in
                                                              the development of computer software.
                                                              Prior to his present position, he was
                                                              Vice President-Operations of Bulk
                                                              Materials International Co., Newton, CT,
                                                              which is principally engaged in the sale of
                                                              industrial minerals to the cement
                                                              producing industry; Associate Professor
                                                              of Finance and International Business,
                                                              Pennsylvania State University in
                                                              Kutztown, PA from 1991 to June, 1994;
                                                              from 1985 to 1990, Associate Dean,
                                                              School of Business, United States
                                                              International University

Seymour Saslow             76       Senior Vice President     Prior to his election as Senior Vice           1992
                                                              President on December 6, 1996, he
                                                              was Vice President-Engineering from
                                                              April 3, 1992

                                          CLASS C DIRECTORS -- SERVING FOR A
                                  THREE YEAR TERM EXPIRING AT THE 1999 ANNUAL MEETING

                                    Offices and                                                           Period to
                                    Position Held             Principal Occupation                        Date Served
Name                       Age      with Company              or Employment                               as Director
----                       ---      ------------              -------------                               -----------
Paul J. Corr               53              --                 Certified Public Accountant,                   1992
                                                              who from 1982 to 1993 was
                                                              the managing partner of Corr &
                                                              Company, a public accounting
                                                              firm in Latham, NY, and is
                                                              currently a partner of Richter &
                                                              Company, a public accounting
                                                              firm in Latham, NY; Since 1981,
                                                              Professor of Business, Skidmore
                                                              College, in Saratoga Springs,
                                                              NY, currently holding the position
                                                              of Associate Professor

                                          CLASS C DIRECTORS -- SERVING FOR A
                                  THREE YEAR TERM EXPIRING AT THE 1999 ANNUAL MEETING

                                    Offices and                                                           Period to
                                    Position Held             Principal Occupation                        Date Served
Name                       Age      with Company              or Employment                               as Director
----                       ---      ------------              -------------                               -----------
Barry Pinsley (1)          55       Vice President-           Certified Public Accountant in                 1994
                                    Investor Relations        Saratoga Springs, NY, who prior
                                    and Human Resources       to his election as Vice President-
                                                              Investor Relations and Human
                                                              Resources on December 6, 1996,
                                                              was Vice President-Special
                                                              Projects from March 25, 1994,
                                                              and acted as a consultant to
                                                              the Company for more than the
                                                              the past five years.


Michael W. Wool            51              --                 Attorney engaged in private                    1990
                                                              practice of law and partner of
                                                              the law firm of Langrock,
                                                              Sperry & Wool, in Burlington,
                                                              VT for more than the past five years
------------------

(1) Sol Pinsley is the father of Barry Pinsley and the uncle of Howard Pinsley. Barry Pinsley and Howard Pinsley are cousins. Howard Pinsley and Herbert Potoker, Treasurer and Principal Financial Officer of the Company, are cousins.

         None of the directors holds a directorship in any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of the Securities Act of 1933 or any company registered as an Investment Company under the Investment Company Act of 1940.

         The only individuals currently considered executive officers of the Company not identified above are:

         Herbert Potoker, 68, Treasurer and Principal Financial Officer of the Company since September 10, 1993. During the past five years and before being elected to his present office, he was employed by the Company on a full-time basis in a senior financial management position.

         Garry M. Jones, 57, Assistant Treasurer and Principal Accounting Officer of the Company since August 4, 1988. He was also the Principal Financial Officer from August 4, 1988 to September 10, 1993. Prior to being elected an officer of the Company, Mr. Jones was employed by the Company on a full-time basis as a Senior Accountant.

         Reita Wojtowecz, 68, Secretary of the Company since June 27, 1994. She has been employed by the Company as Director of Human Resources for more than the past five years.

         John J. Pompay, Jr., 62, Vice President-Marketing and Sales since December 6, 1996. During the past five years and before being elected to his present position, Mr. Pompay was employed by the Company on a full-time basis as Director of Marketing and Sales.

                   BOARD OF DIRECTORS MEETINGS AND COMMITTEES

         During the Company's fiscal year ended June 30, 1997, the Board of Directors held a total of seven meetings, and each director then in office attended at least 75% of such meetings. The Company's standard arrangement compensates each director of the Company a fee in the amount of $500 for each meeting of the Board of Directors and an additional $500 for each meeting of the Audit Committee attended by such director as a member of the Audit Committee. Paul J. Corr, William P. Greene and Michael W. Wool were paid $3,170, $3,600 and $1,000, respectively, for additional services in connection with their duties as directors for the fiscal year ended June 30, 1997.

         The Board has a standing Audit Committee whose members are Paul J. Corr, Chairman, William P. Greene and Michael W. Wool. The functions of this Committee include reviewing the engagement of the independent accountants, the scope and timing of the audit and any non-audit services to be rendered by the independent accountants, reviewing with the independent accountants and management the Company's policies and procedures with respect to internal auditing, accounting and financial controls, and reviewing the report of the independent accountants upon completion of its audit. During the fiscal year ended June 30, 1997, the Committee held five meetings.

         There is no standing nominating or compensation committee of the Board of Directors, or committees performing similar functions.

                       COMPENSATION OF EXECUTIVE OFFICERS

         The following table summarizes the annual compensation for each of the fiscal years ended June 30, 1997, June 30, 1996 and June 30, 1995 received by the Company's Chief Executive Officer, the other five highest paid executive officers of the Company who were such as of June 30, 1997, and Sol Pinsley, for whom disclosure would have been required but for the fact Mr. Pinsley resigned as President and Chief Executive Officer on August 1, 1996:

                                     SUMMARY COMPENSATION TABLE

Name and                            Fiscal           Annual                             All Other
Principal Position                  Year             Salary            Bonus        Compensation(1)
------------------                  ----             ------            -----        ---------------
Sol Pinsley (2)(3)                  1997             $156,670          $25,000          $14,969
Chairman of                         1996             $193,900          $25,000          $14,129
the Board                           1995             $189,000          $25,000          $ 9,968

Seymour Saslow                      1997             $117,075          $25,000          $15,353
Senior Vice President               1996             $112,900          $25,000          $15,063
                                    1995             $108,000          $25,000          $10,393

Joseph Canterino (4)                1997             $133,880          $25,000          $16,536
President and Chief                 1996             $103,180          $25,000          $15,819
Executive Officer                   1995             $ 98,280          $25,000          $11,320

Howard Pinsley                      1997             $109,600          $25,000          $16,455
Executive Vice                      1996             $ 93,350          $20,000          $15,567
President                           1995             $ 90,450          $12,000          $11,042

Herbert Potoker                     1997             $109,855          $25,000          $13,289
Treasurer and                       1996             $107,680          $25,000          $11,892
Principal Financial Officer         1995             $101,280          $25,000          $ 9,320

Barry Pinsley                       1997             $ 85,050          $12,000          $13,338
Vice President-                     1996             $ 84,675          $10,000          $12,389
Investor Relations and              1995             $ 79,500          $10,000          $ 8,083
Human Resources

John J. Pompay, Jr. (3)             1997             $172,963          $     0          $13,289
Vice President-Sales
---------------

(1) Represents (a) the cash and market value of the shares allocated for the respective fiscal years under the Company's Employee Retirement Plan and Trust ("ESOP") to the extent to which each named executive officer is vested, and (b) directors' fees except for Mr. Potoker and Mr. Pompay.

(2) Effective August 1, 1996, Mr. Pinsley retired from the positions of President and Chief Executive Officer. In accordance with the terms of his Employment Agreement, Mr. Pinsley has remained as Chairman of the Board and as a non-executive officer of the Company at a reduced salary. See
     "Executive Compensation - Employment Contracts and Termination of Employment and Change in Control Agreements."

(3) Represents wages as an executive officer and non-executive officer during fiscal year ending June 30, 1997.

(4) Represents wages as Vice President-Manufacturing and President and Chief Executive Officer.

          The executive officers of the Company are covered under group life and medical and health plans which do not discriminate in favor of the officers or directors of the Company and which are available generally to all employees.

          The Company maintains insurance coverage, as authorized by Section 727 of the New York Business Corporation Law, providing for (a) reimbursement of the Company for payment it makes to indemnify officers and directors of the Company, and (b) payment on behalf of officers and directors of the Company for losses, costs and expenses incurred by them in actions brought against them in connection with their acts in those capacities.

                              EMPLOYMENT CONTRACTS

          There has been in effect since July 1, 1973 a full-time employment contract with Sol Pinsley, who was President, Chief Executive Officer and a director of the Company until August 1, 1996. The most recent employment contract was entered into by the Company with Mr. Pinsley on June 12, 1995 pursuant to prior authorization given by the Board of Directors on March 24, 1995. This employment contract, which was approved and ratified by the Board of Directors on June 17, 1995, is dated and effective as of January 1, 1995 for a term expiring December 31, 1998, and covers Mr. Pinsley's employment as President (or Chairman of the Board) and Chief Executive Officer and also as a non-executive officer employee should Mr. Pinsley elect to become a non-executive officer employee. The agreement provided a minimum base annual compensation of $182,000 for each calendar year commencing 1995 and the Board of Directors in its discretion may increase such compensation for any calendar year and/or award Mr. Pinsley a bonus for any calendar year. The foregoing compensation is to be reduced by $40,000 per annum in the event Mr. Pinsley elected to become a non-executive officer employee. The employment agreement further provides that in the event of his disability the foregoing compensation shall continue to be paid to Mr. Pinsley until the expiration date of the agreement, and, in the event of his death, such compensation shall be paid to his estate until the expiration date of the agreement or 187 days after his death, whichever is later. The agreement provides for (i) a restrictive covenant of non-competition by Mr. Pinsley, and (ii) his covenant not to divulge or use, other than for the registrant, confidential information concerning the registrant during and for 18 months after the expiration date of the agreement.

          Effective August 1, 1996, Mr. Pinsley retired from the positions of President and Chief Executive Officer. In accordance with the terms of the above agreement, Mr. Pinsley has remained as Chairman of the Board and as a non-executive officer of the Company at a reduced salary.

          The Company has entered into an employment contract with John J. Pompay, Jr. in connection with his duties as Vice President-Marketing and Sales. The contract is dated and effective as of December 6, 1996 and terminates on December 31, 1998. The contract provides for a minimum base annual salary of $10,400 plus commissions at the rate of 3% on all payments received by the Company against Mr. Pompay's open orders as of the date of the contract and those orders booked up to and including December 31, 1996, and 1% on all payments received against orders booked by the Company between January 1, 1997 and December 31, 1998. The contract further provides that if Mr. Pompay's employment is terminated by the Company prior to the expiration date, other than for cause, he will continue to receive his full salary for one year after the termination date and the Company will pay him commissions on all orders received during the year after termination whenever shipped and paid. The contract also provides for a restrictive covenant of non-competition by Mr. Pompay for a period of two years upon termination for cause or termination of the contract by Mr. Pompay.

                          EMPLOYEE STOCK OWNERSHIP PLAN

          The Board of Directors of the Company adopted on June 2, 1989 effective as of July 1, 1988, and thereafter amended and restated on June 30, 1994, an Employee Retirement Plan and Trust (the "ESOP") to provide retirement benefits to eligible employees of the Company including officers and to enable such employees to share in the ownership of the Company. The ESOP used the proceeds of a loan from the Company to purchase on June 5, 1989 from the Company 316,224 shares of the Company's Common Stock for approximately $8.4 million and the Company on the same date contributed $397,500 to the ESOP which was used by the ESOP to purchase from the Company 15,000 shares of the Company's Common Stock. The loan from the Company to the ESOP is repayable in annual installments of $1,039,065 including interest at the rate of 9% per annum through June 30, 2004.

          The assets of the ESOP are intended to be invested primarily in Common Stock of the Company and it is intended that at all times the ESOP will constitute a qualified plan under the Internal Revenue Code. By providing its employees with a convenient vehicle for accumulating capital for their future economic security, the Company believes that the ESOP will assist it in attracting and retaining capable personnel.

          All employees of the Company, other than those covered under a collective bargaining agreement, who have completed one year of service and are 21 years or older, are eligible to participate in the ESOP. For each plan year the Company's contributions may be paid to the trustee of the ESOP in such amount as may be determined by the Board of Directors, provided, however, that the Company has agreed to make contributions sufficient to discharge the ESOP's loan obligations with respect to its aforementioned purchase of the Company's Common Stock. Contributions by the Company may be paid in cash or in shares of Common Stock of the Company. No participant is required or permitted to make contributions to the ESOP.

          With each principal and interest payment made by the ESOP on the loan obligation, a portion of the Company's Common Stock purchased with such loan proceeds will be allocated to participating employees. The allocation of the Company stock for any plan year will be credited to each participant's account on the basis of the ratio of such participant's compensation (up to a maximum of $100,000) to the aggregate compensation of all participants in the ESOP for such plan year; provided, however, that for each plan year the annual allocation with respect to any participant may not exceed the lesser of 25% of compensation or $30,000. In addition, a participant's account will be credited annually with a share of the investment earnings and losses of the ESOP, allocated in a manner similar to the above. Forfeitures will likewise be allocated among the remaining participants in a similar manner.

          As of June 30, 1997, there were 152,451 shares of the Company's Common Stock in the ESOP allocated to participants, of which 2,816.19 shares were allocated to Sol Pinsley, 4,921.19 shares each were allocated to Joseph Canterino, Herbert Potoker and John J. Pompay, and 4,602.21 shares were allocated to Howard Pinsley, 4,620.19 shares were allocated to Seymour Saslow, and 1,499.21 shares were allocated to Barry Pinsley.

          The trustee for the ESOP will vote the shares of the Company's Common Stock in accordance with instructions received from participants with respect to shares allocated to their respective accounts, and in accordance with instructions received from the plan administrator appointed by the Company with respect to shares not allocated to participants and with respect to shares allocated to participants for which voting instructions are not received from participants.

          Generally, no benefits are vested until the completion of three continuous years of service with the Company, as defined by the plan. At that time a participant's interest will be 20% vested; such vested interest will increase by 20% for each additional year of continuous service and will reach 100% after seven years. Upon death or upon attaining Normal Retirement Age, a participant will become 100% vested.

          At retirement, termination, death or permanent disability, a participant will be entitled to his or her vested benefit. Distribution of vested benefits will be made in accordance with the terms of the plan and in accordance with the Internal Revenue Code. Subject to certain exceptions, distributions must begin no later than April 1 following the calendar year in which the participant reaches age 70-1/2, even if the participant does not retire.

                          SECURITY OWNERSHIP OF CERTAIN
                                BENEFICIAL OWNERS

          The following table sets forth information regarding ownership of the Company's outstanding Common Stock as of October 24, 1997 by each person or group who is known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock.

       Name and Address                     Amount and Nature of           Percent of
       of Beneficial Owner                   Beneficial Ownership             Class
       -------------------                   --------------------             -----
       Sol Pinsley                         80,261.00   -Direct               7.4762%
       P.O. Box 422                         2,816.19   -Indirect (1)
       Saratoga Springs,
       NY  12866

       Dimensional Fund                    74,400.00   -Direct   (2)         6.6953%
       Advisors Inc.
       1299 Ocean Avenue
       11th Floor
       Santa Monica, CA  90401

       Franklin Resources, Inc.            96,300.00   -Direct   (3)         8.6662%
       777 Mariners Island Blvd.
       P.O. Box 7777
       San Mateo, CA 94403-7777

       The Adirondack Trust               299,297.00   -Direct   (4)        26.9340%
       Company, as Trustee of
       the Company's Employee
       Retirement Plan and Trust
       473 Broadway
       Saratoga Springs,
       NY  12866

-----------

(1) Does not include 4,200 shares of Common Stock of the Company owned by the testamentary trust of the deceased spouse of Sol Pinsley, Ruth Pinsley, beneficial ownership of which is disclaimed by Mr. Pinsley. The shares listed as indirectly owned by Sol Pinsley are the shares allocated to him as of June 30, 1997 as a participant in the Company's ESOP. Mr. Pinsley has the right under the ESOP to direct the manner in which such shares allocated to him are to be voted by the ESOP Trustee.

(2) The information as to the number of shares of Common Stock of the Company that may be deemed beneficially owned by Dimensional Fund Advisors Inc. ("Dimensional") is from the Schedule 13G dated February 5, 1997 filed with the Securities and Exchange Commission. Dimensional, a registered investment advisor, is deemed to have beneficial ownership of 74,400 shares of Espey Mfg. & Electronics Corp. stock as of December 31, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. Dimensional reported sole voting power with respect to 49,500 shares.

(3) The information as to the number of shares of Common Stock of the Company that may be deemed beneficially owned by Franklin Resources, Inc. ("Franklin") is from the Schedule 13G, dated February 12, 1997 filed with the Securities and Exchange Commission. The Franklin statement indicated that Franklin's investment advisory subsidiary, Franklin Advisory Services, Inc. ("Franklin Advisory") has sole voting and dispositive power with respect to all of the shares of Common Stock shown in the table above for Franklin. The Franklin statement indicates that the Common Stock set forth in the table is beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect Franklin investment advisory subsidiaries, including Franklin Advisory. The statement also indicated that it filed the Schedule 13G on behalf of itself, Franklin Advisory, and Franklin's principal shareholders, Charles B. Johnson and Rupert H. Johnson, Jr. (the "Principal Shareholders"), all of which are deemed beneficial owners of the shares of Common Stock shown in the above table for Franklin. Franklin, the Principal Shareholders and Franklin Advisory disclaim any economic interest or beneficial ownership in any of the Common Stock shown in the table for Franklin.

(4) This information is from the Form 4 dated August 29, 1997, filed with the Securities and Exchange Commission by the Trustee on behalf of the Company's Employee Retirement Plan and Trust ("ESOP"). The ESOP Trustee has sole voting power with respect to unallocated common shares owned by the Trust, 147,083 shares as of August 28, 1997, as directed by the Plan Administrator appointed by the Company's Board of Directors. As to the shares of Common Stock allocated to participants, 152,214 shares as of August 28, 1997, the ESOP Trustee has the power to vote such shares as directed by such Plan Administrator to the extent the participants do not direct the manner in which such shares are to be voted.

                        SECURITY OWNERSHIP OF MANAGEMENT

        The following table sets forth information regarding ownership of the Company's outstanding Common Stock as of October 24, 1997, by (i) the Class A nominees for director, (ii) the remaining directors, (iii) executive officers, and (iv) the nominees, remaining directors and executive officers as a group.

       Name of                              Amount and Nature of                 Percent of
       Beneficial Owner                      Beneficial Ownership                  Class
       ----------------                      --------------------                  -----
       Paul J. Corr                          500.00   -Direct                     .0450%

       William P. Greene                     100.00   -Direct                     .0090%


       Michael W. Wool                       100.00   -Direct                     .0090%

       Sol Pinsley                        80,261.00   -Direct                    7.4762%
                                           2,816.19   -Indirect (1)(2)

       Seymour Saslow                        301.00   -Direct                     .4429%
 .                                          4,620.19   -Indirect (2)

       Joseph Canterino                    7,500.00   -Direct                    1.1178%
                                           4,921.19   -Indirect (2)

       John J. Pompay, Jr.                 4,921.19   -Indirect (2)               .4429%

       Howard Pinsley                     39,134.00   -Direct                    3.9359%
                                           4,602.21   -Indirect (2)

       Barry Pinsley                       1,000.00   -Direct                     .7199%
                                           6,999.21   -Indirect (2)(3)(4)

       Herbert Potoker                     6,190.00   -Direct                    1.0269%
                                           5,221.19   -Indirect (2)(5)
       Garry M. Jones                      2,279.94   -Indirect (2)               .2052%

       Reita Wojtowecz                     1,558.97   -Indirect (2)               .1403%

       Officers and Directors            135,386.00   -Direct                   15.5618%
       as a Group                         37,640.28   -Indirect (6)
-------------

(1) Excludes 4,200 shares owned by a testamentary trust of Ruth Pinsley, the deceased spouse of Sol Pinsley. Beneficial ownership of the shares owned by the trust is disclaimed by Mr. Pinsley.

(2) Shares allocated to named officer as of June 30, 1997 as a participant in the Company's ESOP. Each such person has the right to direct the manner in which such shares allocated to him or her are to be voted by the ESOP Trustee.

(3) Includes 1,300 shares owned by Barry Pinsley's spouse, as to which beneficial ownership is disclaimed by Mr. Pinsley.

(4) Includes 4,200 shares owned by a testamentary trust of Ruth Pinsley, the deceased spouse of Sol Pinsley. As trustee of the trust, Barry Pinsley is deemed the beneficial owner, as defined in Rule 13d-3, of the shares held by the trust.

(5) Includes 300 shares owned by Herbert Potoker's spouse, as to which beneficial ownership is disclaimed by Mr. Potoker.

(6) Shares allocated to all officers as a group as of June 30, 1997 who participate in the Company's ESOP. Each such person has the right to direct the manner in which such shares allocated to him or her are to be voted by the ESOP Trustee.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         For the fiscal year ended June 30, 1997, Christopher Canterino, who is a full time employee of the Company and the son of Joseph Canterino, President and Chief Executive Officer of the Company, received compensation as such employee of $84,650.00, as well as an ESOP allocation of Company Stock and dividends thereon totalling $10,626.00.

         The Company paid the law firm of Langrock, Sperry & Wool, of which Michael W. Wool, a director of the Company, is a partner, a total of $42,000 for legal services during the fiscal year ended June 30, 1997. The Company also paid directors Paul J. Corr, William P. Greene and Michael W. Wool $3,170, $3,600 and $1,000, respectively, for additional services in connection with their duties as directors for the fiscal year ended June 30, 1997. The Company believes that the above services were provided to it at a cost comparable to that which the Company would have been required to pay for comparable services from an unaffiliated third party.

                     BOARD OF DIRECTORS' PROPOSAL TO RATIFY
                   APPOINTMENT OF INDEPENDENT PUBLIC AUDITORS

         Unless otherwise specified by the shareholders, the shares represented by their properly executed proxies will be voted for ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending June 30, 1998. The Company is advised by said firm that neither KPMG Peat Marwick LLP nor any of its partners now has, or during the past three years had, any direct financial interest or material indirect financial interest or any connection (other than as independent auditors) with the Company.

         A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and to be available to respond to appropriate questions from shareholders.

         For the fiscal year ended June 30, 1997, the only professional services provided by KPMG Peat Marwick LLP to the Company were audit services, tax services and services in connection with the maintenance of the ESOP. The only fees paid by the Company to KPMG Peat Marwick LLP were for the foregoing services.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR FISCAL YEAR ENDING JUNE 30, 1998.

                              SHAREHOLDER PROPOSALS

         There are three proposals submitted by shareholders, which if the respective proponent presents at the Annual Meeting, will be acted upon at the Annual Meeting. THE BOARD OF DIRECTORS, FOR THE REASONS STATED BELOW, RECOMMENDS A VOTE AGAINST EACH OF THESE PROPOSALS.

PROPOSAL NO. 1

         Proposal No. 1, submitted by Bismoline Manufacturing Company, 411 S. Queen Street, Lancaster, PA 17603-5617, as owner of 300 shares of Common Stock, together with its supporting statement, is as follows:

Proposal

         RESOLVED, the shareholders of Espey Manufacturing and Electronics Corporation hereby recommend to the Board of Directors that the 1989 Shareholder Rights Plan and subsequent amendments to that plan be immediately redeemed.

Proponent's Supporting Statement

         The Shareholder Rights Plan is a euphemism for "poison pill". The plan does not protect shareholder rights, it only entrenches management by possibly preventing unsolicited takeover offers.

         Espey Manufacturing and Electronics Corporation's 1989 Shareholder Rights Plan was created by the Board of Directors. The plan was adopted without a vote of the shareholders. Legally, shareholder approval was not needed for the adoption of the Shareholder Rights Plan. However, the Board's (a majority of the Directors is management) failure to seek the approval of all the shareholders indicates that management is placing its interests above those of non-management shareholders.

         The Securities and Exchange Commission, commenting on poison pills, has stated "tender offers can benefit shareholders by offering them an opportunity to sell the shares at a premium and by guarding against management entrenchment. However, because poison pills are intended to deter non-negotiated tender offers, and because they gain this potential effect without shareholder consent, the "pill" can effectively prevent shareholders from even considering the merits of a takeover that is opposed by the Board."

         A shareholder rights plans can have the effect of reducing the price of the stock because it may remove the threat of a hostile takeover.

         The best protection against a takeover is a well run company with a high per share price relative to book value and sales. The stock of Espey Manufacturing & Electronics Corp. has traded substantially below book value for a number of years. The Shareholder Rights Plan may have had the effect of reducing the price of the stock. Could the removal of the Shareholder Rights Plan boost the price of the stock?

         Bismoline Manufacturing Company urges you to vote FOR this proposal which recommends that the Board redeem the Shareholder Rights Plan.

Management Statement on Proposal

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL NO. 1 FOR THE FOLLOWING REASONS:

         Shareholder proposals to redeem the Shareholder Rights Plan were defeated by the shareholders at the last two annual meetings. The Board of Directors has no evidence that the Shareholder Rights Plan has decreased the price of the Company's stock. Similar plans have been adopted by many public companies, and the Board believes the Plan is a responsible and important measure which, in the appropriate case, still allows the Board and shareholders to carefully examine and evaluate any bona fide offers to acquire the stock of the Company.

PROPOSAL NO. 2

         Proposal No. 2, submitted by Arthur H. Keen, 317 College Avenue, Lancaster, PA 17603, as owner of 1,000 shares of Common Stock, together with his supporting statement, is as follows:

Proposal

         RESOLVED, the shareholders of Espey Manufacturing and Electronics Corporation hereby amend (authorized by Article 10, Section 1) the corporate bylaws Article II Section 2 (Directors' Qualifications) to read: The entire Board of Directors shall consist of a majority of independent directors. A Director will be a shareholder of the Corporation.

Proponent's Supporting Statement

         The Board of Directors currently consists of nine individuals, six of whom are employees of the Corporation. Since a majority of the shares are held by individuals and groups not associated with the Corporation, the majority of the directors should be independent.

         The independent or "outside" director:

         1.       is not a current employee of the Corporation,
         2. is not a former employee who is currently receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the current calendar year,
         3.       has not been an officer of the Corporation, and
         4. does not receive remuneration, either directly or indirectly, in any capacity other than as a director.

         Directors face a possible conflict of interest when asked to act on the behalf of the shareholders' best interests if they are employed in any capacity by the Corporation.

         The three non-employee directors own amongst themselves 600 shares of the Corporation's Common Stock. A director's substantial interest in a corporation enhances his or her ability to properly represent the shareholders. An outside director should own a minimum of 1,000 shares at the completion of his or her second year of service.

Management Statement on the Proposal

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL NO. 2 FOR THE FOLLOWING REASONS:

         The Company must have Directors that are familiar with its unique products, customers, operations and technology. The officers of the Company fit those qualifications. To limit the number of such people who can serve on the Board would be to deprive the Company of a valuable and unique resource. Also, the Company currently has a number of independent or outside Directors, and the Company plans to continue that practice.

PROPOSAL NO. 3

         Proposal No. 3, submitted by Gary L. Sample, 224 N. Duke St., Lancaster, PA 17602, as owner of 100 shares of Common Stock, together with his supporting statement, is as follows:

Proposal

         RESOLVED: The stockholders of Espey Manufacturing and Electronics ("Espey") or the ("Company") assembled at the annual meeting in person and by proxy, hereby request that the Board of Directors amend the Certificate of Incorporation to provide that at future elections new directors be elected annually and not by class, as is now provided, and that on expiration of present terms of directors their subsequent election shall be on an annual basis.

Proponent's Supporting Statement

         It is my belief that the classification of the Board is not in the best interest of the Company and the majority shareholders. A three-year guaranteed seat promotes entrenchment and complacency. The elimination of the staggered board would require each director to stand for election annually. This procedure would allow shareholders an opportunity to annually register their views on the performance of the Board collectively and each director individually.

         The Board purports:

         1. Outsiders currently need two elections to gain control of the Board. This is beneficial if a takeover attempt is not in the best interest of the Company and its shareholders.

         2. Classification is designed to provide continuity of management.

         If the majority shareholders oust one class of directors, they should not need to wait one year and incur the expense of another election. If a takeover attempt is not in the best interest of the majority shareholder, he will accept or decline with his vote or tender of shares. There is no need for the Board to speak on his behalf.

         Secondly, continuity of management involving the daily operations of the Company is important. Classification is created to provide for extended placement of Board members not continuity of corporate management.

         According to Investor Responsibility Research Center (IRRC) studies, the classified board is considered an antitakeover device. In conjunction with the ESOP and the "poison pill" the pattern speaks for itself.

         I urge you to vote in favor of this proposal.

Management Statement on the Proposal

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL NO. 3 FOR THE FOLLOWING REASONS:

         Similar proposals have been defeated by the shareholders at the last two annual meetings. The current Board term structure (voted in by the shareholders only four years ago) provides the Company with stability and continuity by ensuring that there will always be a number of experienced Directors at the Company's service.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                             SECURITIES EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended, generally requires the Company's directors, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission. Based solely upon its review of copies of such reports received by it, or upon written representations obtained from certain reporting persons, the Company believes that its officers, directors, and stockholders who own more than ten percent of the Company's equity securities have complied with all Section 16(a) filing requirements.

                                 ANNUAL REPORTS

         The Annual Report of the Company to the shareholders for the fiscal year ended June 30, 1997, including financial statements, accompanies this Proxy Statement. Such financial statements are not incorporated herein by reference.

         A copy of the Company's Annual Report on Form 10-K (including financial statements and schedules thereto) for the fiscal year ended June 30, 1997 filed with the Securities and Exchange Commission will be provided without charge upon the written request of shareholders to Espey Mfg. & Electronics Corp., attention: Treasurer, 233 Ballston Avenue, Saratoga Springs, New York 12866. Copies of Exhibits to Form 10-K for the fiscal year ended June 30, 1997 will be provided upon request upon payment of a reasonable fee.

                         SHAREHOLDER PROPOSALS FOR 1998
                                 ANNUAL MEETING

         Any shareholder proposal which may be a proper subject for inclusion in the proxy statement and for consideration at the 1998 Annual Meeting must be received by the Company at its principal executive office no later than July 8, 1997, if it is to be included in the Company's 1998 proxy statement and proxy form.

                                  OTHER MATTERS

Proxy Solicitation

         The solicitation of the enclosed proxy is being made on behalf of the Board of Directors and the cost of preparing and mailing the Notice of Meeting, Proxy Statement and form of proxy to shareholders is to be borne by the Company.

Other Matters

         The Company is unaware of any other matter that will be brought before the meeting for action. If other matters should come before the meeting which require a shareholder vote, it is intended that the proxy holders will use their own discretion in voting on such other matters.

                                             By Order of the Board of Directors,

                                             /s/JOSEPH CANTERINO
                                             -------------------
                                             JOSEPH CANTERINO
                                             President and Chief
                                             Executive Officer

November 5, 1997
Saratoga Springs, New York

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         ESPEY MFG. & ELECTRONICS CORP.

                                  PROXY FOR THE
                       1997 ANNUAL MEETING OF SHAREHOLDERS

                                December 5, 1997

The undersigned hereby appoints Joseph Canterino and Howard Pinsley as Proxies, each with the power to appoint his substitute, and hereby authorizes them or any one of them to represent and to vote, as designated below, all the shares of common stock of ESPEY MFG. & ELECTRONICS CORP. which the undersigned would be entitled to vote if personally present at the 1997 Annual Meeting of Shareholders to be held on December 5, 1997 or any adjournment thereof.

1. ELECTION OF CLASS A DIRECTORS

   o   FOR all nominees listed below (except as marked to the contrary below)

   o   WITHHOLD AUTHORITY  to vote for all nominees listed below


                          HOWARD PINSLEY     SOL PINSLEY

                 Management recommends a vote FOR these nominees.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "FOR" box above AND write the nominee's name in the space provided below.

--------------------------------------------------------------------------------

2. PROPOSAL TO APPROVE THE APPOINTMENT OF KPMG Peat Marwick LLP as the independent public auditors of the Company.

   o  FOR           o  AGAINST           o  ABSTAIN

   Management recommends a vote FOR this proposal.

3. SHAREHOLDER PROPOSAL NO. 1 concerning the Shareholder Rights Plan.

   o  FOR           o  AGAINST           o  ABSTAIN

   Management recommends a vote AGAINST this proposal.

4. SHAREHOLDER PROPOSAL NO. 2 concerning the qualifications of directors.

   o  FOR           o  AGAINST           o  ABSTAIN

   Management recommends a vote AGAINST this proposal.

5. SHAREHOLDER PROPOSAL NO. 3 concerning the classification of the Board of Directors.

   o  FOR           o  AGAINST           o  ABSTAIN

   Management recommends a vote AGAINST this proposal.

6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

          Please be sure to sign and date this Proxy in the box below.


                   _________________________________________
                                      Date

                   _________________________________________
                             Stockholder sign above

                   _________________________________________
                         Co-holder (if any) sign above




     Fold card here, sign, date and mail in postage paid envelope provided.

                         ESPEY MFG. & ELECTRONICS CORP.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED SHAREHOLDER.

          IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AGAINST PROPOSALS 3, 4 AND 5.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.